Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 17, 2015 relating to the combined financial statements and financial statement schedule, which appears in Lumentum Holdings, Inc.’s Registration Statement on Form 10, as amended (001-36861).

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 29, 2015